Exhibit 4.1

Execution Version

OFFICE PROPERTIES INCOME TRUST

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

Dated as of February 12, 2024

________________________

$300,000,000 9.000% Senior Secured Notes due 2029

________________________

i

(Continued)

(Continued)

(Continued)

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Supplemental Indenture

Exhibit D – Form of Mortgage

v

INDENTURE, dated as of February 12, 2024, among Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities (other than the Trustee (as defined below)) listed on the signature pages hereto (the “Initial Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee (in such role, the “Trustee”) and Collateral Agent (in such role, “Collateral Agent”).

RECITALS

WHEREAS, the Company has duly authorized the creation and issuance of $300,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2029; and

WHEREAS, the Company and the Initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

Definitions and Other Provisions of General Application

Section 1.01.     Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d)           unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(e)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Adjusted Total Assets” has the meaning provided in Section 10.07(a) of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of trustees of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by a Secretary or Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.

“Collateral” means all of the Collateral Property and the Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents, together with any proceeds therefrom to which the Company and/or Subsidiary Guarantors are entitled to in respect of the Collateral pursuant to the Pledge Agreement.

“Collateral Asset Sale” means the sale, lease, conveyance, transfer, investment or other disposition of any assets constituting Collateral by the Company or any of its Subsidiary Guarantors that own Collateral; but expressly excluding the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Subsidiary Guarantors taken as a whole (which is governed by Section 8.01 and/or Section 8.02 of this Indenture, as applicable).

Notwithstanding the preceding provisions, none of the following will be deemed to be a Collateral Asset Sale:

(i)            a sale, lease, conveyance or other disposition of assets constituting Collateral between or among (x) the Company or any Subsidiary Guarantor and any other Subsidiary Guarantor, and (y) the Company or any Subsidiary Guarantor and any other Subsidiary or entity, provided that any such sale, lease, conveyance or other disposition is made subject to any Mortgage securing such Collateral and in the case of this clause (y), concurrently with such sale, lease, conveyance or other disposition, such Subsidiary or entity becomes a Subsidiary Guarantor and expressly assumes all obligations as a Subsidiary Guarantor under the Note Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee;

(ii)           any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 10.09;

(iii)          sales, leases, conveyances or other dispositions of property or assets constituting Collateral subject to foreclosure proceedings, an Event of Loss or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind with respect to the Collateral;

(iv)          leasing, subleasing, licensing, or sublicensing assets and easements in the ordinary course of business;

(v)          dispositions and/or termination of leases, subleases, licenses or sublicenses; and

(vi)          expirations of any option agreement in respect of real or personal property.

“Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(b).

“Collateral Property” means the fee and leasehold owned real property identified in the Disclosure Letter to the Purchase Agreement dated February 7, 2024, among the Company, the Subsidiary Guarantors and the initial purchasers party thereto.

“Collateral Property Release” has the meaning specified in Section 14.04(c).

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a Managing Trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt premium/discount and deferred debt issuance costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“corporation” means a corporation, association, partnership, limited liability, joint-stock or other company, real estate investment trust or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

(i)            borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)           borrowed money secured by any Lien existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the Fair Market Value of the property subject to such Lien;

(iii)          the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(iv)          the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(v)           any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (i) through (v) above, that any such items (other than letters of credit) would be properly classified as a liability on the Company’s consolidated balance sheet in accordance with generally accepted accounting principles. Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 3.01.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), (ii) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock), or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.

“Earnings from Operations” for any period means (i) net earnings, excluding (1) gains and losses on sales of investments, (2) extraordinary items, (3) gains and losses on early extinguishment of debt, (4) property valuation losses, and (5) equity in the earnings and losses of Equity Method Investments, plus (ii) to the extent not included in net earnings, cash distributions received by the Company or its Subsidiaries from Equity Method Investments, in each case as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Method Investments” means equity securities that at the time of determination: (i) are part of a class of equity securities that is traded on a national or regional securities exchange or a recognized over-the-counter market; (ii) issued by an entity (a) to which the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services, (b) that operates in a manner intended to qualify such entity for taxation as a “real estate investment trust” under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, and (c) that is not a consolidated Subsidiary of the Company; and (iii) are or in any prior period were accounted for in the consolidated financial statements of the Company using the equity method of accounting.

“Equity Offering” means (i) a public or private sale of Equity Interests (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis to the Company; or (ii) the contribution of cash to the Company as an equity capital contribution.

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” means with respect to the Collateral any (i) casualty, loss, damage, destruction or other similar loss, (ii) condemnation, taking or seizure by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or (iii) settlement in lieu of clause (ii) above.

“Event of Loss Redemption” has the meaning specified in Section 10.11(c).

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Company in good faith.

“Fair Value” means, for an Equity Method Investment, the lower of: (i) the original cost of such investment; or (ii) last reported sale price on the exchange or market on which the class of equity securities of which the investment is a part is primarily traded at the time of valuation.

“Funded Debt” means indebtedness for borrowed money or any obligation to be liable for, or to pay, as obligor, guarantor or otherwise such indebtedness.

“generally accepted accounting principles” means, solely for purposes of determining compliance with any provision of Sections 10.07 and 10.08 which requires the calculation of any financial ratio or percentage, generally accepted accounting principles in the United States of America, which were in effect on July 20, 2017. For all other purposes, “generally accepted accounting principles” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Obligation” has the meaning specified in Section 13.04.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Incremental Amount” means an amount equal to the difference, if positive, between (x) 80% of the value (as of the Issue Date as determined by the Company) of the Collateral subject to a Collateral Asset Sale and (y) the Fair Market Value of the Collateral subject to a Collateral Asset Sale as determined in accordance with Section 10.11(a). For the avoidance of doubt, if the Fair Market Value referred to in clause (y) is greater than the value referred to in clause (x), the Incremental Amount shall be $0.

“Indenture” means this instrument as may be amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Initial Default” has the meaning specified in Section 5.02.

“Interest Payment Date” has the meaning specified in Section 2.01(a).

“Issue Date” means February 12, 2024.

“Joint Venture Interests” means assets of the Company and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by the Company and its Subsidiaries, on the one hand, and one or more other Persons not constituting Affiliates of the Company, on the other, excluding any entity or properties (i) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (ii) to which, at the time of determination, the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt or Equity Method Investments.

“Latest Completed Fiscal Quarter” has the meaning specified in Section 10.07(a)(i).

“Lien” means, with respect to any asset, any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Make-Whole Amount” means, with respect to any Note on any Redemption Date, the greater of:

(i)            1.0% of the principal amount of the Notes; or

(ii)           the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of the Note on March 31, 2026, plus (B) all required interest payments due on the Note through March 31, 2026 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of the Note. The Company shall determine the Make-Whole Amount and the Trustee shall have no obligation to calculate or verify the Make-Whole Amount.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

“Maturity,” when used with respect to the Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Trustee and the Holders of the Notes, on any Collateral Property substantially in the form of the mortgage attached hereto as Exhibit D.

“Net Proceeds” means, with respect to any Collateral Asset Sale or Event of Loss, the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Company’s good faith estimate of income (however, denominated), gross receipts, and franchise taxes paid or payable by the Company or a Subsidiary Guarantor or any of their respective Subsidiaries or joint ventures (including pursuant to tax sharing arrangements or any tax distributions) in connection with such sale, lease, conveyance or other disposition), (ii) amounts provided as a reserve in accordance with generally accepted accounting principles against any liabilities under any indemnification obligation or purchase price adjustment associated with such Collateral Asset Sale or Event of Loss (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt (other than the Notes) which is secured by the asset sold in such Collateral Asset Sale or subject to the Event of Loss and which is required to be repaid or otherwise comes due as a result of such Collateral Asset Sale or Event of Loss and is repaid (other than any such Debt that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Company or any Subsidiary) of funds received pursuant to a Collateral Asset Sale or Event of Loss and (v) any charges, payments or expenses incurred in connection with an Event of Loss (including, without limitation, (A) any exit or disposal costs, (B) costs to replace, repair or reconstruct damaged Collateral subject to the Event of Loss or any associated environmental remediation costs, charges or payments, (C) any penalties or fines, (D) any continuing or unsatisfied obligations of the Company or any Subsidiary to tenants, operators or managers of such Collateral Property and (E) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss). To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Company with respect to any Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Company.

“Note Documents” means this Indenture, the Notes, the Guarantees and the Security Documents.

“Notes” means the Company’s 9.000% Senior Secured Notes due 2029, issued under this Indenture, as amended or supplemented from time to time.

“Notes Obligations” means all obligations for principal, premium (if any), interest, if any, penalties, fees, indemnifications, reimbursements, damages, liabilities and other amounts payable of the Company and the Subsidiary Guarantors under the Note Documents.

“Notice” has the meaning specified in Section 1.17.

“Notice of Default” means a written notice of the kind specified in Sections 5.01(d) and 5.01(g).

“Officer’s Certificate” means a certificate signed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee. The counsel may be an employee of or counsel to the Company or any Affiliate.

“Optional Redemption” has the meaning specified in Section 11.01.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes as to which Defeasance has been effected pursuant to Section 13.02 or satisfaction and discharge has been effected pursuant to Article Four; and

(iv)          Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Notes, (A) the principal amount of Notes which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof, (B) if, as of such date, the principal amount payable is not determinable, the principal amount of such Note which shall be deemed to be Outstanding shall be the principal amount which would be due and payable at the Stated Maturity, and (C) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal (and premium, if any) plus any interest on the Notes on behalf of the Company.

“Permitted Liens” means:

(i)            Liens securing the Notes Obligations;

(ii)           Liens securing (1) taxes, assessments and other charges or levies imposed by any Governmental Authority (x) which are not then due and payable or (y) if due and payable, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with generally accepted accounting principles or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, (x) the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect or (y) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge;

(iii)          with respect to any Property, easements, covenants, conditions, rights-of-way, zoning restrictions, encroachments, encumbrances, and rights or restrictions of record on the use of real property and other similar matters of record affecting title that do not (1) secure obligations for the payment of money or (2) in the aggregate, materially impair the use of the affected property for its intended purpose by the Company or any Subsidiary Guarantor in the normal conduct of such Person’s business;

(iv)          Liens granted by any tenant on its leasehold estate in a Property;

(v)           the interests of tenants, operators or managers of Properties;

(vi)          judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vii)         non-exclusive licenses of intellectual property rights in the ordinary course of business; or

(viii)        matters disclosed in any title report, commitment or policy provided to or obtained by Collateral Agent on or before Issue Date.

“Permitted Refinancing Indebtedness” means Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, modify, renew, replace, defease, discharge or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); provided that:

(A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, modified, renewed, replaced, discharged or refunded except by an amount equal to accrued and unpaid interest and premium (including tender premiums) thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made;

(B) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded; and

(C) if the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness resulting from such extension, refinancing, modification, renewal, replacement, defeasance, discharge or refund is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the indebtedness being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded.

For the avoidance of doubt, Permitted Refinancing Indebtedness includes successive incurrences of Permitted Refinancing Indebtedness of the same Debt.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of (and premium, if any) and any interest on the Notes are payable as specified as contemplated by Section 10.02.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Issue Date, executed by the Company and certain of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Predecessor Note” means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock that has a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Property” means any parcel of real property, together with all improvements thereon.

“Record Date” for the interest payable on any Interest Payment Date, if any, means March 15 and September 15 (in each case, whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Reinvestment Election” has the meaning specified in Section 10.11(d).

“Reinvestment Window” has the meaning specified in Section 10.11(d).

“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Secured Debt” means Debt secured by a Lien on the property of the Company or its Subsidiaries.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Documents” means the Pledge Agreement, any Security Instruments, any other documents granting a Lien upon the Collateral in favor of the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders as security for payment of the Notes Obligations.

“Security Instrument” means a mortgage, deed of trust, deed to secure debt, or equivalent instrument executed by a Subsidiary Guarantor in favor of the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders as security for payment of the Notes Obligations.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X promulgated by the Commission under the Securities Act) of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.

“Stated Maturity,” when used with respect to the Notes or any installment of principal or any interest thereon, means the date specified in the Notes as the fixed date on which the principal amount of such Note or such installment of principal or interest thereon is due and payable.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release (or any successor publication) is not published at the time of any determination under the indenture, then such other reasonably comparable index which shall be designated by the Company.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal and interest thereon and premium, if any, on the Notes.

“Subsidiary” means any corporation or other Person of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company, and which is required to be consolidated in accordance with generally accepted accounting principles. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of Article Twelve of this Indenture.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor and any other Subsidiary of the Company that provides a Subsidiary Guarantee of the Notes in accordance with this Indenture; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries and (iii) all other assets of the Company and its Subsidiaries on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that the portion of Total Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries not securing any portion of Secured Debt and (iii) of all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of the Company and its Subsidiaries on a consolidated basis for purposes of the covenant set forth in Section 10.08 of this Indenture, Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein; and provided further that the portion of Total Unencumbered Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date) of the yield to maturity of U.S. Treasury securities with a constant maturity (as compiled and published in the Statistical Release with respect to each applicable day during such week most nearly equal to the period from such Redemption Date to March 31, 2026; provided, however, that if the period from the Redemption Date to March 31, 2026 is not equal to the constant maturity of a U.S. Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from such Redemption Date to March 31, 2026 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means any Debt of the Company or its Subsidiaries which is not Secured Debt.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

Section 1.02.     Compliance Certificates and Opinions

Except as otherwise specified in this Indenture, upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee (i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include,

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.     Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.     Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of the Notes shall bind every future Holder of the Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05.     Notices, Etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Office Properties Income Trust; 9.000% Senior Secured Notes due 2029; or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06.     Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Notwithstanding any other provision of this Indenture or the Notes other than a provision that expressly states that this paragraph is not applicable to the Notes, when this Indenture or the Notes provides for notice of any event (including any notice of redemption) to a Holder of Notes in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for the Notes (or its designee) pursuant to the customary procedures of such Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.     Trust Indenture Act

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

Section 1.08.     Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

Section 1.09.     Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.     Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.     Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.     Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

Section 1.13.     Legal Holidays

If any Interest Payment Date, Redemption Date, including pursuant to a Collateral Asset Sale or Event of Loss for the Notes or the Stated Maturity for the principal of the Notes falls on a day that is not a Business Day, the payment otherwise payable on such day will be due and payable on the next succeeding Business Day, and no interest will accrue thereon for the period from and after such Interest Payment Date, Redemption Date, including pursuant to a Collateral Asset Sale or Event of Loss or Stated Maturity, as the case may be, through such next succeeding Business Day.

Section 1.14.     Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15.     No Personal Liability

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 1.16.     Notices

Notices to the Company or any Subsidiary Guarantor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, fax number (617) 796-8349, Attention: President; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, email: david.doucette@usbank.com, fax number (617) 603-6683, Attention: Corporate Trust Department, re: Office Properties Income Trust 9.000% Senior Secured Notes due 2029, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes ) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 1.17.     Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the ESIGN Act of 2000, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

ARTICLE Two

INTEREST RATE; INTEREST PAYMENTS

Section 2.01.     Interest Rate; Interest Payments

(a)            Unless previously redeemed, the Notes will bear interest at 9.000% per annum, payable semi-annually in arrears on March 31 and September 30 of each year, commencing September 30, 2024 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

(b)            Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)            If any scheduled Interest Payment Date (other than the Stated Maturity), is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day; provided that if that Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If any such Interest Payment Date (other than the Stated Maturity), is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Interest Payment Date.

(d)            If the applicable Stated Maturity or date of redemption or repayment of the Notes is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Stated Maturity or date of redemption or repayment of the Notes.

ARTICLE Three

the notes

Section 3.01.     Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s (or the Authenticating Agent’s) certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Company. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

Section 3.02.     Denominations

The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

Section 3.03.     Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents or its Treasurer. The signature of any of these officers on the Notes may be manual, electronic (including DocuSign or other electronic platform) or facsimile.

Notes bearing the manual, electronic (including DocuSign or other electronic platform) or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate (whether itself or via the Authenticating Agent), which such authentication may be by manual, electronic (including DocuSign or other electronic platform) or facsimile signature, Notes, on the date hereof, for original issue up to an aggregate principal amount of $300,000,000.

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authenticating Agent has the same rights as any Security Registrar, co-Security Registrar, Paying Agent or transfer agent to deal with the Company or an Affiliate of the Company.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.     Temporary Notes

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture.

Section 3.05.     Registration, Registration of Transfer and Exchange

(a)            The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Notes and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

(b)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(c)            Subject to Section 3.05(b), upon surrender for registration of transfer of any Note at the office or agency of the Company maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that Note, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

(d)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(f)             No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.07 not involving any transfer.

(g)            If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (B) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06.     Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.     Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 3.07 provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.07, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08.     Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and any interest (subject to Section 3.07), if any on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09.     Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order or, in the absence of such a Company Order, in the Trustee’s customary manner, which manner shall be communicated in writing to the Company.

Section 3.10.         Currency

The principal of each Note payable at its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

Section 3.11.         CUSIP Numbers

The Company, in issuing the Notes, may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee of any change in “CUSIP” numbers.

ARTICLE Four

Satisfaction and Discharge

Section 4.01.         Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)            either

 (i)          all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

 (ii)         all such Notes not theretofore delivered to the Trustee for cancellation

(A)        have become due and payable, or

(B)         will become due and payable at their Stated Maturity within one year, or

(C)         are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and any accrued and unpaid interest, if any, on, such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient to the extent that the amount deposited with the Trustee is equal to such redemption premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.         Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any), and any interest on, such Notes for whose payment such money has been deposited with the Trustee.

ARTICLE Five

Remedies

Section 5.01.         Events of Default

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default in the payment of the principal of (and premium, if any) the Notes at the Stated Maturity, upon redemption or otherwise (including, a default in making a payment to purchase Notes pursuant to a Collateral Asset Sale Redemption or an Event of Loss Redemption) on the date specified for payment in the applicable offer or notice; or

(b)            default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

(c)            [reserved]; or

(d)            (i) default in the performance of, or breach of, any covenant of the Company or any Subsidiary Guarantor in this Indenture (other than Section 10.12), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) default in the performance of, or breach of, Section 10.12, and continuance of such default or breach for a period of 45 days; or

(e)            the Company, a Subsidiary Guarantor or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(f)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, a Subsidiary Guarantor or a Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company, a Subsidiary Guarantor or such Significant Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company, a Subsidiary Guarantor or such Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

(g)            a default under any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or a Subsidiary Guarantor, or under any mortgage, indenture or other instrument of the Company or a Subsidiary Guarantor under which there may be issued or by which there may be secured any indebtedness for borrowed money of the Company or a Subsidiary Guarantor (or by any Subsidiary, the repayment of which the Company or a Subsidiary Guarantor has guaranteed or for which the Company or a Subsidiary Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that if there is no other senior unsecured indebtedness of the Company or the Subsidiary Guarantors, the maturity of which would be accelerated by a default under any of the Company’s or the Subsidiary Guarantor’s indebtedness in an aggregate principal amount of $25,000,000 or less, the references to $25,000,000 in this clause shall be replaced by the lesser of (i) the indebtedness cross-default amount contained in the Company’s or the Subsidiary Guarantor’s then existing senior unsecured credit facility, if any, and (ii) such other senior unsecured indebtedness, as long as such amount is greater than $25,000,000, not to exceed $50,000,000. Such default shall not be an Event of Default if the indebtedness shall have been discharged, or such acceleration has been rescinded or annulled, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under this Indenture; or

(h)            any Subsidiary Guarantee of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantees, as the case may be; or

(i)             unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents with respect to such Liens, the Liens in favor of the Holders with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate cease to be valid or enforceable and such default continues for 30 days, or the Company shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that security interests with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate is invalid or unenforceable (except as contemplated by the terms of this Indenture or the applicable Security Documents) and, in the case of any Subsidiary Guarantor, the Company shall fail to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(j)             failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice or such longer period as may be provided in the applicable Security Documents with its other agreements contained in such Security Documents, in each case, except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

Section 5.02.         Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the Outstanding Notes may declare the principal amount of the Notes plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in clause (e) or (f) of Section 5.01 occurs, the principal amount of the Notes plus accrued and unpaid interest, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a)            the Company has paid or deposited with the Trustee a sum sufficient to pay

 (i)          the principal of (and premium, if any) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon,

(ii)          to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes, and

(iii)         all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)            all Events of Default, other than the non-payment of the principal on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If a default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and any default or Event of Default for the failure to comply with the time periods prescribed under Section 10.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 10.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated solely in respect of an Event of Default specified in Section 5.01(e) or 5.01(f), the premium applicable with respect to an Optional Redemption of the Notes specified in Section 11.01 will also be due and payable as though the Notes were optionally redeemed on the date of such acceleration and shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages (and not unmatured interest under Bankruptcy Law) sustained by each holder as the result of the early redemption and the Company and each Subsidiary Guarantor agree that it is reasonable under the circumstances currently existing. The premium shall also be payable if the Notes (and/or the Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). THE COMPANY AND EACH SUBSIDIARY GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and each Subsidiary Guarantor expressly agree (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and each Subsidiary Guarantor expressly acknowledge that the agreement to pay the premium to Holders as herein described was a material inducement to Holders to purchase the Notes.

Section 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if

(a)            default is made in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of principal of (and premium, if any) the Notes at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of (and premium, if any), and interest on the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.         Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05.         Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.         Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal of (and premium, if any), and any interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of (and premium, if any), and any interest, respectively; and

THIRD: To the Company.

Section 5.07.         Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)            the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)            such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.         Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.         Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.         Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.         Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.         Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

(a)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.         Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(a)             in the payment of the principal of (and premium, if any) or interest on the Notes, or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Outstanding Notes affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.         Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 5.15.         Waiver of Usury, Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

The Trustee

Section 6.01.         Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.         Notice of Defaults

If a default occurs hereunder with respect to the Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (d) of Section 5.01 with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 6.03.         Certain Rights of Trustee

Subject to the provisions of Section 6.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)            the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)              the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and the Person employed to act hereunder.

Section 6.04.         Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.         May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.         Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07.         Compensation and Reimbursement

The Company agrees

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.08.         Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes and any other indentures of the Company.

Section 6.09.         Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.         Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

 (i)          the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

 (ii)         the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)         the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11.         Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.         Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.         Preferential Collection of Claims Against Company

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14.         Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee

As Authenticating Agent

By
Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Notes.

Section 6.15.         Rules by Trustee

The Trustee may make reasonable rules for any Act of Holders or a meeting of Holders of Notes.

ARTICLE Seven

Holders’ Lists and Reports by Trustee and Company

Section 7.01.         Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a)            semi-annually, not later than 15 days after each Record Date or in the case of any Notes on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates specified by the Trustee (which shall initially be the Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the Record Date or such semi-annual date, as the case may be, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.         Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.03.         Reports by Trustee

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Notes are listed on or delisted from any stock exchange.

ARTICLE Eight

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.         Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than a direct or indirect wholly owned subsidiary of the Company), and the Company shall not permit any Person (other than a direct or indirect wholly owned subsidiary of the Company) to consolidate with or merge into the Company, unless:

(a)             the Company is the surviving corporation (as defined herein) or, in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation (as so defined) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent, in form satisfactory to the Trustee and Collateral Agent, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture and all obligations under the Security Documents on the part of the Company to be performed or observed;

(b)            immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries in accordance with this Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 8.02.         Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms; Successor Substituted.

A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than the Company or another Subsidiary Guarantor) to consolidate with or merge into it, unless:

(a)            either (1) the Subsidiary Guarantor is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes, by a supplemental indenture or other documents or instruments as may executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Subsidiary Guarantor’s obligations under the Note Documents and any conveyance, transfer or lease of all or substantially all of its properties is made subject to any Mortgages securing such properties;

(b)            immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or the Company as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, that such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that this Section 8.02 shall not apply to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee and this Indenture in accordance with Section 12.04 of this Indenture.

Upon any consolidation of a Subsidiary Guarantor with, or merger of a Subsidiary Guarantor into, any other Person or any conveyance, transfer or lease all or substantially all of the properties and assets of a Subsidiary Guarantor in accordance with this Section 8.02, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Note Documents with the same effect as if such successor Person had been named as a Subsidiary Guarantor in this Indenture, and thereafter, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee and the Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, any Guarantee and the Notes, for any of the following purposes:

(a)            to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes, obligations under the Security Documents or the covenants of such Subsidiary Guarantor herein, in its Subsidiary Guarantee or obligations under the Security Documents; or

(b)            to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor; or

(c)            to add any additional Events of Default for the benefit of the Holders of the Notes; or

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any Notes in uncertificated form; or

(e)            to add guarantees of or to secure the Notes or any guarantees thereof, including to add Collateral with respect to any or all of the Notes and/or Guarantees; or

(f)             to evidence the release of any Subsidiary Guarantor or any guarantor of the Notes in accordance with this Indenture; or

(g)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, a successor Collateral Agent or a successor paying agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(h)            to cure any ambiguity, to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or

(i)             to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect; or

(j)             with respect to the Security Documents, as provided in the relevant Security Document; or

(k)            to comply with the rules of any applicable Depositary; or

(l)             to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Notes in any material respect; or

(m)           to provide for the succession of any parties to the Security Documents (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time that is not prohibited by this Indenture; or

(n)            to conform the provisions of this Indenture and the Notes to the “Description of Notes” section of the Company’s offering memorandum, dated February 7, 2024; or

(o)            to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents and this Indenture (including pursuant to Section 10.11 and Section 14.04).

Section 9.02.         With Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee and Collateral Agent may amend or supplement this Indenture, the Security Documents, any Guarantee and the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby,

(a)            change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount or the rate of interest thereon, or reduce the amount (including the amount of any premium payable) due upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the date on which any Note may be subject to redemption, or change any Place of Payment where, or the coin or currency in which, any Note, premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(c)            modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” or “the Collateral Agent” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of Section 6.11 and clause (g) of Section 9.01; or

(d)            change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than as provided under the terms of this Indenture or the Security Documents; or

(e)            change any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes, other than as provided under the terms of this Indenture or the Security Documents.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.         Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.         Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.         Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE Ten

Covenants

Section 10.01.       Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any), and any interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02.       Maintenance of Office or Agency

The Company will maintain in each Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.       Money for Notes Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any), and any interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any), and any interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any), and interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any) and any interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.       Statement by Officers as to Default

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.       Existence

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.       [Reserved]

Section 10.07.       Limitations on Incurrence of Debt and Issuance of Preferred Stock

(a)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

(i)          Total Assets as of the end of the fiscal quarter covered by the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or required under the Exchange Act, with the Trustee ) (such quarter, the “Latest Completed Fiscal Quarter”) prior to the incurrence of such additional Debt; and

(ii)         the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

“Adjusted Total Assets” means the sum of (i) and (ii) above.

(b)            The Company will not, and will not permit any Subsidiary to, incur any additional Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 40% of Adjusted Total Assets.

(c)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:

(i)          such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(ii)          the repayment, retirement or other discharge of any other Debt by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(iii)         in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(iv)        in the case of any acquisition or disposition by the Company and its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

(d)            The Company will not permit any Subsidiary Guarantor or any Subsidiary of a Subsidiary Guarantor to incur any Funded Debt or issue any shares of Disqualified Stock or Preferred Stock; provided that the foregoing limitations shall not apply to Unsecured Debt and/or Preferred Stock, the maturity date (or mandatory redemption date on such Preferred Stock, if applicable) of which is not less than 180 days after the Stated Maturity of the Notes.

(e)            Notwithstanding the limitations contained in paragraphs (a), (b), (c) and (d) of this Section 10.07 and Section 10.08, the Company and its Subsidiaries may incur Permitted Refinancing Indebtedness.

Section 10.08.       Maintenance of Total Unencumbered Assets

The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.09.       Limitations on Liens

The Company will not, and will not cause or permit any of the Subsidiary Guarantors to create, incur, assume or otherwise cause to exist or become effective any Lien securing Debt upon any Collateral other than Permitted Liens.

Section 10.10.       Provision of Financial Information

Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, it will, within 15 days after each of the respective dates by which it would have been required to file annual reports, quarterly reports and other documents with the Commission if it were so subject, (1) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections, (2) file with the Trustee copies of the annual reports, quarterly or other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it was subject to such Sections, and (3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder; provided that, the foregoing requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period. The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, financial statements, documents or information filed by the Company and delivery of such reports, financial statements, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

Notwithstanding the foregoing, if at any time the Notes are guaranteed by any direct or indirect parent company of the Company, the Company may satisfy its obligations under this Section 10.10 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Section 10.11.       Limitation on Collateral Asset Sales; Event of Loss

(a)            The Company shall not, and shall not cause or permit any of the Subsidiary Guarantors to consummate a Collateral Asset Sale unless: (i) the Company (or the Subsidiary Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Collateral Asset Sale at least equal to the Fair Market Value (determined on the date of contractually agreeing to such sale) of the assets or properties issued or sold or otherwise disposed of; and (ii) at least 90% of the consideration received in the Collateral Asset Sale by the Company or such Subsidiary Guarantor, as the case may be, is in the form of cash or Cash Equivalents.

(b)            No later than the 20th Business Day following receipt of the Net Proceeds in respect of a Collateral Asset Sale, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to (x) the Net Proceeds plus, (y) in the event that the Fair Market Value of the applicable Collateral at the time of the Collateral Asset Sale as provided in Section 10.11(a) is less than the amount equal to 80% of the value (as of the Issue Date as determined by the Company) of the Collateral subject to the Collateral Asset Sale, the Incremental Amount, if any, at a Redemption Price equal to 100% of the principal amount of such Notes (a “Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Any Collateral Asset Sale Redemption shall be made pursuant to the provisions of Section 11.04 through 11.08.

(c)            If any Event of Loss occurs with respect to the Collateral, which results in the realization or receipt by the Company or any Subsidiary Guarantor of Net Proceeds, the Company (or the applicable Subsidiary Guarantor, as the case may be) shall apply such Net Proceeds, on or prior to the 20th Business Day after the date of the realization or receipt of such Net Proceeds, to redeem such aggregate principal amount of Notes equal to the Net Proceeds in respect of such Event of Loss, if any, at a Redemption Price equal to 100% of the principal amount thereof (an “Event of Loss Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date, provided that any Event of Loss Redemption shall be made pursuant to the provisions of Section 11.04 through 11.08, provided further that no Event of Loss Redemption shall be required pursuant to this Section 10.11(c) with respect to such portion of Net Proceeds that the Company (or the applicable Subsidiary Guarantor, as the case may be) intends to reinvest or use in accordance with Section 10.11(d).

(d)            With respect to any Net Proceeds received with respect to any Event of Loss that are subject to the provisions of Section 10.11(c) above, at the option of the Company (or the applicable Subsidiary Guarantor, as the case may be), the Company or the Subsidiary Guarantor may, within 120 days (the “Reinvestment Window”) following the receipt of the Net Proceeds, (i) elect to reinvest all or any portion of such Net Proceeds to replace, repair or reconstruct the Collateral subject to the Event of Loss or elect to acquire replacement property that will become Collateral, (ii) elect to use all or any portion of such Net Proceeds to satisfy any continuing or unsatisfied obligations of the Company or any Subsidiary Guarantor to tenants, operators or managers of Collateral Property subject to the Event of Loss and (iii) any combination of the foregoing (in each case, a “Reinvestment Election”); provided that if the Company or the Subsidiary Guarantor does not make a Reinvestment Election within the Reinvestment Window or any Net Proceeds are no longer intended to be used for a Reinvestment Election after the Company or the Subsidiary Guarantor has made a Reinvestment Election, an amount equal to any such Net Proceeds not used for a Reinvestment Election shall be applied to an Event of Loss Redemption as set forth in Section 10.11(c) within 20 Business Days after the earlier of (A) the date that the Company or Subsidiary Guarantor reasonably determines that such Net Proceeds shall not be used for a Reinvestment Election or are no longer intended to be, or cannot be, used for a Reinvestment Election or (B) the expiration of the Reinvestment Window if the Company or the applicable Subsidiary Guarantor has not made a Reinvestment Election; provided further that the Company (or the applicable Subsidiary Guarantor, as the case may be) may elect to make such Reinvestment Election prior to receiving such Net Proceeds and deem the amount so invested or used to be applied pursuant to and in accordance with Section 10.11(c).

(e)            For the purposes of this Section 10.11 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(i)           the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or in the footnotes thereto) if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company, of the Company or any Subsidiary Guarantor, other than liabilities that are by their terms subordinated to the Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Collateral Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary Guarantor from such liabilities; and

(ii)          any securities received by the Company or such Subsidiary Guarantor from such transferee that are converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Collateral Asset Sale.

Section 10.12.       Post-Closing Mortgages

(a)            With respect to each Collateral Property, the Company shall use commercially reasonable efforts to provide the Collateral Agent as soon as reasonably practicable after the Issue Date, and not later than 75 days following the Issue Date, a Mortgage and any necessary UCC fixture filing in respect thereof, together with:

(i)          evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing (if applicable) are in form suitable for filing or recording in all filing or recording offices that are reasonably necessary in order to create a valid and subsisting Lien on such Collateral Property in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes each with a secured amount equal to the principal amount of the Notes, provided, however, with respect to any Collateral Property located in a jurisdiction that requires payment of mortgage recording tax (or the equivalent), the Mortgages in such jurisdictions will secure an amount equal to the value of such Collateral Property (as determined by the Company as of the Issue Date), (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly submitted for recording of filing, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for; and

(ii)         fully paid lender’s policies of title insurance in an amount commercially reasonable (as determined by the Company on the Issue Date) issued by a nationally recognized title insurance company in the applicable jurisdiction that is selected by the Company, insuring the relevant Mortgage as having created a first priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, with such endorsements as are customary and appropriate (as reasonably determined by the Company), which shall include a tie-in endorsement to the extent available on commercially reasonable terms.

(b)            Prior to the filing of all Mortgages required to be filed by the Company pursuant to Section 10.12(a), the Subsidiary Guarantors shall not incur any Funded Debt outside of the ordinary course of business.

ARTICLE Eleven

Redemption of Notes

Section 11.01.       Redemption at the Option of the Company

(a)            At any time on or after March 31, 2026, the Company may redeem at its option (an “Optional Redemption”) on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

Year	Percentage
2026	104.500%
2027	102.250%
2028 and thereafter	100.000%

(b)            Prior to March 31, 2026, the Company may redeem all or a part of the Notes upon giving not less than 10 nor more than 60 days’ prior written notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Amount (as calculated by the Company) as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

(c)            At any time and from time to time prior to March 31, 2026, the Company may redeem the Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 109.000% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the indenture on the issue date of the Notes; provided that:

(i)           in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)          not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Company or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently.

(d)            Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05.

(e)            Nothing in this Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

Section 11.02.       Election to Redeem; Notice to Trustee

The election of the Company to redeem Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes to be redeemed.

Section 11.03.       Mandatory Redemption

The Company shall only be required to make a mandatory redemption with respect to the Notes as provided in Section 10.11, and the Notes will not otherwise be subject to mandatory redemption or any sinking fund payments.

Section 11.04.       Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed, not more than 60 days prior to the Redemption Date, the Trustee shall select the Notes to be redeemed as a pro rata pass-through distribution of principal, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days (subject to Section 11.05) prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 11.05.       Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Notes to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date, except that any notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of Notes pursuant to Article Thirteen hereof or a satisfaction and discharge of this Indenture pursuant to Article Four hereof. In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed (including by more than 60 days) until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

All notices of redemption shall state:

(a)            the Redemption Date,

(b)            the Redemption Price,

(c)            if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the Notes to be redeemed and, if less than all the Outstanding Notes are to be redeemed, the principal amount of the Notes to be redeemed,

(d)            that on the Redemption Date the Redemption Price will become due and payable upon the Notes to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)            the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(f)             the applicable “CUSIP” numbers, if any, and

(g)            if applicable, that such redemption may be subject to satisfaction of one or more conditions precedent.

A notice of redemption published as contemplated by Section 1.06 need not identify the particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.06.       Deposit of Redemption Price

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03 of this Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

Section 11.07.       Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any of the Notes for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.08.       Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the attorney of such Holder duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE Twelve

SUBSIDIARY GUARANTEES

Section 12.01.       Subsidiary Guarantee

Subject to this Article Twelve, each of the Subsidiary Guarantors hereby jointly, severally and unconditionally guarantees, on a senior secured basis, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Company to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and

(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Unless and until released with respect to any Subsidiary Guarantor in accordance with Section 12.04 of this Indenture, this Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Company’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Notes and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

Section 12.02.       Limitation on Subsidiary Guarantor Liability

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article Twelve, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture not constituting a fraudulent transfer or conveyance under such laws. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Subsidiary Guarantee.

Section 12.03.       Execution and Delivery of Subsidiary Guarantee

To evidence its Subsidiary Guarantee set forth in Section 12.01 of this Indenture, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit C hereto entered into by such Subsidiary Guarantor, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an officer or other authorized signatory of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 of this Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an officer or other authorized signatory of any Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture entered into by such Subsidiary Guarantor, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.04.       Release of a Subsidiary Guarantor

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture:

(a)            in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture;

(b)            in the event of a sale or other disposition (including through merger or consolidation) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(c)            upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture;

(d)            upon the liquidation or dissolution of such Subsidiary Guarantor, provided (i) no default under this Indenture or Event of Default has occurred that is continuing; and (ii) any Collateral Property owned by such Subsidiary Guarantor is transferred to the Company or another Subsidiary Guarantor and pledged under the Security Documents;

(e)            upon the merger of such Subsidiary Guarantor into, or the consolidation of such Subsidiary Guarantor with the Company or another Subsidiary Guarantor; or

(f)             upon the sale or Collateral Property Release of all of the Collateral Properties that are owned directly or indirectly by such Subsidiary Guarantor pursuant to or in compliance with the terms of this Indenture.

At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Company), the Trustee shall execute and deliver an appropriate instrument evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 12.04).

Section 12.05.       Benefits Acknowledged

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 12.06.       Waiver of Subrogation

Until all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Subsidiary Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 12.07.       Same Currency; No Set Off

Each payment to be made by a Subsidiary Guarantor under its Subsidiary Guarantee shall be payable in the currency in which corresponding payment obligations of the Company under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 12.08.       Guarantee Obligations Continuing

The obligations of each Subsidiary Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under this Indenture.

Section 12.09.       No Merger or Waiver; Cumulative Remedies

To the fullest extent permitted by applicable law, no Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 12.10.       Dealing with the Company and Others

The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor under this Indenture and without the consent of or notice to any Subsidiary Guarantor, may to the fullest extent permitted by applicable law:

(a)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)            take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)            release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)            accept compromises or arrangements from the Company;

(e)            apply all monies at any time received from the Company or from any security upon such part of the obligations of the Subsidiary Guarantors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)             otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 12.11.       Enforcement; Expenses

If any Subsidiary Guarantor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Subsidiary Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Subsidiary Guarantors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Subsidiary Guarantor of its obligations under this Indenture.

ARTICLE Thirteen

Defeasance and Covenant Defeasance

Section 13.01.       Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Notes upon compliance with the conditions set forth below in this Article.

Section 13.02.       Defeasance and Discharge

Upon the Company’s exercise under Section 13.01 hereof of the option to have this Section 13.02 applied to the Notes the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.       Covenant Defeasance

Upon the Company’s exercise of the option to have this Section 13.03 applied to the Notes, (a) the Company shall be released from its obligations with respect to such Notes under Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.12 and any covenants provided pursuant to clause (b) of Section 9.01 for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in clause (d) (with respect to any of Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.12 or clause (b) of Section 9.01) of Section 5.01 shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.       Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of either Section 13.02 or Section 13.03, as applicable, to the Notes, as the case may be:

(a)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, such Notes on the respective Stated Maturities or the applicable Redemption Date, in accordance with the terms of this Indenture and the Notes; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient for purposes of the immediately preceding sentence to the extent that the Redemption Price so deposited is calculated using an amount equal to such premium computed using such treasury rate or other floating or adjustable rate as of such specified number of days preceding the date of such deposit. As used herein, “Government Obligations” means, with respect to the Notes, securities that are (x) direct obligations of the government that issued the currency in which such Note is denominated (or, if such Note is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which such government’s full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation where the relevant government is the United States of America or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b)            In the event of an election to have Section 13.02 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.

(c)            In the event of an election to have Section 13.03 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred.

(d)            No Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit (other than an Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged, and, in each case, the granting of liens in connection therewith).

(e)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged) to which the Company is a party or by which the Company is bound.

(f)             The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or the Covenant Defeasance have been satisfied.

The Defeasance or Covenant Defeasance will be effective on the day on which all of the applicable conditions above have been satisfied.

Upon satisfaction of such conditions, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Defeasance or Covenant Defeasance.

Section 13.05.       Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively, for purposes of this Section 13.05, as the “Trustee”) pursuant to Section 13.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion or based on a report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as the case may be.

Section 13.06.       Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any), and any interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or the Paying Agent.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. In proving the existence of this Indenture it shall not be necessary to produce more than one copy.

ARTICLE Fourteen

COLLATERAL AND SECURITY

Section 14.01.       The Collateral Agent

(a)            By accepting a Note, each Holder will be deemed to have irrevocably appointed the Collateral Agent to act as collateral agent under the applicable Security Documents and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights and powers that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights and powers, and (ii) execute each document to be executed by the Collateral Agent on its behalf, any Security Documents and all other instruments relating to the Security Documents. The Holders may not, individually or collectively, take any direct action to enforce the Security Documents. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents and no implied covenants or obligations shall be read into such documents against the Collateral Agent. The Collateral Agent will not be liable for any action taken or not taken by it in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper person. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Without limiting the generality of the foregoing, the Collateral Agent:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;

(iii)         shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Affiliate if the Company that is communicated to or obtained by the Person serving as a Collateral Agent or any of its Affiliates in any capacity;

(iv)          shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) in reliance on an Officer’s Certificate of the Company stating that such action is permitted by the terms of this Indenture. The Collateral Agent shall be deemed not to have knowledge of any Event of Default hereunder unless and until written notice describing such Event of Default is received by such Collateral Agent from the Trustee or the Company; and

(v)           shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Security Document, (v) the existence, value or the sufficiency of any Collateral for any Notes Obligations, or (vi) the satisfaction of any condition set forth in any operative agreements governing Notes Obligations or any Security Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.

The use of the term “agent” herein with reference to a Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC.

BY ACCEPTING A NOTE EACH HOLDER WILL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THIS SECTION 14.01(a) AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW.

(b)            The Collateral Agent shall be subject to such directions as may be properly given in accordance with this Indenture and the Security Documents. Except as expressly required by this Indenture and the Security Documents or otherwise in compliance with the prior sentence, the Collateral Agent shall not be obligated:

(i)            to act upon directions purported to be delivered to it by any other Person;

(ii)           to foreclose upon or otherwise enforce any Lien securing the Notes or any of the Guarantees; or

(iii)          to take any other action whatsoever with regard to any or all of (x) the Liens securing the Notes, (y) the Guarantees or (z) the Security Documents, or with regard to the Collateral.

(c)           The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through, and is authorized and empowered to appoint, one or more co-agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(d)           Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notifying the Company and the Trustee. Upon any such resignation, the Company shall have the right to appoint a successor; provided that, during the existence and continuation of an Event of Default pursuant to clause Section 5.01(a), (b), (e) or (f) hereof, the Holders of a majority in principal amount of the Notes shall have the right to appoint a successor. If no successor shall have been so appointed by the Company (or, if applicable, the Holders of a majority in principal amount of the Notes) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then such retiring Collateral Agent may, on behalf of the Holders and the Trustee, petition at the expense of the Company a court of competent jurisdiction to appoint a successor Collateral Agent. Upon the acceptance of its appointment as a Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After a Collateral Agent’s resignation hereunder, the provisions of this Article Fourteen and Article Six hereof shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while acting as Collateral Agent.

(e)           The benefits, protections and indemnities of the Trustee in Sections 6.03 and 6.07 hereof shall apply mutatis mutandi to the Collateral Agent in its capacity as such, including, without limitation, the rights to receive and rely on Officer’s Certificates and Opinions of Counsel, reimbursement and indemnification; provided that the applicable standard of care of the Collateral Agent with respect to Sections 6.03 and 6.07 hereof shall be gross negligence and willful misconduct.

(f)            Each Holder, by its acceptance of any Notes, is deemed to have consented and agreed to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee to bind the Holders as set forth in the applicable Security Documents, if any, to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes.

(g)           Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h)           Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(i)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Subsidiary Guarantors.

(j)            Notwithstanding any other provision hereof, neither the Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under any Security Document except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee each reserve the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the grantor, the majority of the Holders shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(k)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

Section 14.02.     Acceptance of Security Documents

The Trustee and each Holder, by accepting any Notes and the Subsidiary Guarantees, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 14.03.     Further Assurances

The Company and each Subsidiary Guarantor shall, and shall cause each Subsidiary that is a Subsidiary Guarantor to, execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions (including the filing and recording of financing statements and/or amendments thereto and other documents and such other actions or deliveries of the type described under this Article Fourteen or the Security Documents (including certificates and corporate and organizational documents)), which may be required by law or which the Trustee may (without obligation to do so), from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure the creation, perfection and priority of the Liens created or intended to be created by the Security Documents, in each case, subject to the Security Documents, all at the expense of the Company.

The Company and each Subsidiary Guarantor will (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as may be required from time to time in order to carry out more effectively the purposes of the Security Documents.

Section 14.04.     Release of Liens

The release of the Liens over the property or assets constituting Collateral securing the Notes and the Guarantees of the Subsidiary Guarantors will automatically and unconditionally occur upon any one or more of the following circumstances:

(a)           as to all Collateral, upon payment in full of the principal of (and premium, if any), plus accrued and unpaid interest, if any, on the Notes and all other obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal (and premium, if any) plus accrued and unpaid interest, if any, is paid;

(b)           as to any Collateral, upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Subsidiary Guarantor to any Person other than the Company or a Subsidiary of the Company, to the extent such sale, transfer or other disposition is not prohibited under this Indenture, including, without limitation, in connection with a permitted Collateral Asset Sale pursuant to Section 10.11;

(c)           as to any Collateral Property, upon consummation of an Optional Redemption pursuant to Section 11.01 of this Indenture of an aggregate principal amount of Notes equal to 100% of the value of such Collateral Property (as of the Issue Date as determined by the Company), that the Company requests to be released from the Liens securing the Notes Obligations pursuant to a Company Order delivered to the Trustee and Collateral Agent (a “Collateral Property Release”);

(d)           in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee pursuant to the terms of this Indenture, with respect to the Collateral provided by such Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Subsidiary Guarantee;

(e)           with respect to any Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(f)            as to all or substantially all Collateral, with the consent of 100% of Holders of the Notes then Outstanding; otherwise, as to any Collateral, with the consent of Holders of a majority of the aggregate principal amount of the Notes then Outstanding; or

(g)           as to all Collateral, in whole, upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided under Article Thirteen hereof.

The Trustee or the Collateral Agent shall execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations that is requested by the Company. In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officer’s Certificate.

Section 14.05.     Compensation and Indemnification

Without duplication of any amounts owing under Section 6.07 hereof, the Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 6.07 hereof (with the references to the Trustee therein being deemed to refer to the Collateral Agent and references to this Indenture therein being deemed to refer to this Indenture and the Security Documents) and subject to Section 14.01(e) hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

Company:
OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian Donley
Name:	Brian Donley
Title:	Chief Financial Officer

Subsidiary Guarantors:

OPI BND HOLDINGS TRUST
OPI BND PROPERTIES LLC
WEST JAVA SUNNYVALE LLC
TWELVE24 ATLANTA LLC
SANTA CLARA (WALSH) LLC

By:	/s/ Brian Donley
Name:	Brian Donley
Title:	Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

[Signature Page to Indenture]

Appendix A

PROVISIONS RELATING TO THE NOTES

Section 1.1           Definitions.

(a)	Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note bearing, if required, the applicable restricted securities legend set forth in Section 2.2(e).

“Distribution Compliance Period” with respect to any Note, means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.2(e)(i) hereto.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b)	Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“IAI Notes”	2.1(a)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1     Form and Dating.

(a)         Unless registered or exempt from registration under the Securities Act, the Notes will be resold, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”), institutions which are an “accredited investor” within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“IAI Notes”) and to non-U.S. persons in reliance on Regulation S (“Regulation S Notes”). Notes so issued may thereafter be transferred to, among others, QIBs, institutional “accredited investors” and purchasers in reliance on Regulation S, subject to the restrictions on transfers set forth herein.

(b)           Global Notes. Each series of IAI Notes shall be issued initially in the form of one or more global IAI Global Notes (the “IAI Global Note”), Regulation S Notes shall be issued initially in the form of one or more global Regulation S Global Notes (the “Regulation S Global Note”) and Rule 144A Notes shall be issued initially in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The IAI Global Note, Rule 144A Global Note, Regulation S Global Note is each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Indenture and Section 2.2(c) of this Appendix A.

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(c)           Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.01 or Section 3.03, as applicable, of the Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2     Transfer and Exchange.

(a)         Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B)            in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

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(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)            a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)           written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

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(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix A (other than the provisions of Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)            Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Regulation S Global Note, or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)            Prior to the expiration of the applicable Distribution Compliance Period, (A) each Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) beneficial ownership interests in such Regulation S Global Note may only be held through Euroclear or Clearstream. During the applicable Distribution Compliance Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the applicable Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the applicable Distribution Compliance Period. Upon the expiration of the applicable Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

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(iii)          Upon the expiration of the applicable Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)          Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)           If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)            Legends.

(i)            Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. [IN THE CASE OF IAI NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND AGREES THAT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE] [IN THE CASE OF RULE 144A NOTES AND REGULATION S NOTES: THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.] [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

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Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT TWO NEWTON PLACE, 255 WASHINGTON STREET, SUITE 300, NEWTON, MA 02458-1634.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

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(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Security Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Security Registrar or the Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.07 not involving any transfer.

(iii)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)           Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(v)           In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

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(h)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3     Definitive Notes.

(a)            Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

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(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(d) of this Appendix A, bear the Restricted Notes Legend.

(c)            In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

FORM OF NOTE

[Form of Face of Note]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [●]

ISIN [●]

[IAI][RULE 144A][REGULATION S] GLOBAL NOTE

OFFICE PROPERTIES INCOME TRUST

No.  [●]

9.000% SENIOR SECURED NOTE DUE 2029

Office Properties Income Trust, a real estate investment trust duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________________, or registered assigns, the principal amount of $_______________________, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto on March 31, 2029.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

[Form of Reverse of Note]

1.            General. The Company issued this Note under an Indenture, dated as of February 12, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Initial Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent. The terms of this Note include those stated in the Indenture. Capitalized terms used but not defined herein have the meaning given to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

2.            Interest. Interest on the Notes will be payable semi-annually in arrears on March 31 and September 30 of each year, commencing September 30, 2024, to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date, maturity date or Redemption Date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such Interest Payment Date, maturity date or Redemption Date.

3.            Method of Payment. By no later than 11:00 a.m. Eastern Time on the date on which any principal of and premium, if any, and interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding March 15 and September 15 at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 of the Indenture. The principal of (and premium, if any), and interest on the Note shall be payable at the office or agency of Paying Agent or Security Registrar designated by the Company maintained for such purpose in the United States or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 10.03 of the Indenture; provided, however, that, at the option of the Company, the principal of (and premium, if any) and interest, may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments of any principal of, premium, if any, and interest on any Note is due and payable shall be made without withholding and free and clear of any taxes, except as required by applicable law.

4.            Paying Agent and Security Registrar. Initially, U.S. Bank Trust Company, National Association or one of its Affiliates will act as Paying Agent and Security Registrar. The Company or any of its Affiliates may act as Paying Agent, Security Registrar or co-Security Registrar.

5.            Optional Redemption.

At any time on or after March 31, 2026, the Company may redeem at its option on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

Year	Percentage
2026	104.500%
2027	102.250%
2028 and thereafter	100.000%

Prior to March 31, 2026, the Company may redeem all or a part of the Notes upon giving not less than 10 nor more than 60 days’ prior written notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Amount (as calculated by the Company) as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

At any time and from time to time prior to March 31, 2026, the Company may redeem the Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 109.000% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the indenture on the issue date of the Notes; provided that:

(i)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)	not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Company or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently.

6.            Mandatory Redemption. The Notes will be subject to redemption in whole at any time or in part from time to time prior to their maturity pursuant to a Collateral Asset Sale Redemption and Event of Loss Redemption under Section 10.11 of the Indenture. Other than as set forth in the immediately preceding sentence, the Notes will not be subject to mandatory redemption or any sinking fund payments.

7.            Discharge and Defeasance. The Indenture contains provisions for discharge or defeasance at any time of the entire indebtedness of this Notes or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

8.            Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes, plus accrued and unpaid interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

9.            Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee and the Collateral Agent with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes at the time to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes at the time, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Outstanding Notes at the time shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes at the time a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

10.            Payments Not Impaired. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any), and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

11.            Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

12.            Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

13.            Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any), and interest, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof.

14.            Subsidiary Guarantees. The Notes will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders of the Notes. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

15.            Security. This Note and the other Notes will be secured by security interests on the Collateral, subject to Permitted Liens and any other limitation on the extent to which the Collateral secures the Notes Obligations contemplated by the Security Documents, as set forth in Article Fourteen of the Indenture.

16.            No Recourse Against Others. A trustee, director, officer, employee, incorporator, member or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under this Note, the other Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

17.            No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

18.            Authentication. This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.            ISIN and/or CUSIP Numbers. The Company may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

21.            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the state of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company or subsidiary thereof; or

(2)	☐ to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐ pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐ pursuant to Rule 144 under the Securities Act; or

(8)	☐ pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer
Name:
Title

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE.1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:
Your Signature

1   Include only for Regulation S Global Notes.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*  This schedule should be included only if the Note is issued in global form.

Exhibit B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Office Properties Income Trust
Two Newton Place, 255 Washington Street, Suite 300

Newton, MA, 02458-1634
Attention: General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] 9.000% Senior Secured Notes due 2029 (the “Notes”) of Office Properties Income Trust (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to Section 2.2(d) of Appendix A to the indenture under which the Notes were issued prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE: __________________________,

by: ______________________________

B-1

Exhibit C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [●], 20[●] (this “Supplemental Indenture”) by and among Office Properties Income Trust (the “Issuer”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of February 12, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Issuer of $300,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2029 (the “Notes”).

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
AGREEMENT TO BE BOUND

SECTION 2.1     Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Twelve thereof.

SECTION 2.2     Execution and Delivery. The New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

ARTICLE III
MISCELLANEOUS

SECTION 3.1     Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2     Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3     Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.5     Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

SECTION 3.6     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

SECTION 3.7     Benefits Acknowledged. The New Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

SECTION 3.8     Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:
Name:
Title:

TRUSTEE:

US BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit D

FORM OF MORTGAGE

(See attached.)

(Space Above For Recorder’s Use)

RECORD AND RETURN TO:
[●]

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING1

Dated as of [●], 2024
by and from

[●],
as mortgagor

to

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
in its capacity as Collateral Agent,
as mortgagee

Location of Property:
([Insert Address])

COLLATERAL IS OR INCLUDES FIXTURES
([Insert City, State and County])

1 NTD: Applicable changes to be made to the form to convert to a Deed of Trust for applicable states. Individual mortgage to be broken out per property.

MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Security Instrument”), dated as of [●], 2024, is made by [●], a [●] having an office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts (“Mortgagor”), in favor of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking organization, having an address at One Federal Street, 3rd Floor Boston, Massachusetts 02110, as mortgagee (in such capacity, together with its successors and/or assigns, “Mortgagee”).

RECITALS

A.           WHEREAS, Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities listed on the signature pages of the Indenture (as hereinafter defined), and Mortgagee, as trustee and as notes collateral agent, entered into that certain Indenture, dated as of February [●], 2024 (as the same may be amended, supplemented, modified or amended and restated from time to time, the “Indenture”), whereby Senior Secured Notes due 2029 (the “Notes”) have been issued by the Company, as issuer (the “Issuer”) in the aggregate principal amount at maturity of $300,000,000. Mortgagor is a Subsidiary Guarantor party to the Indenture. Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

B.            WHEREAS, Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding shares of Mortgagor.

C.            WHEREAS, Mortgagor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Obligations.

D.            WHEREAS, Mortgagor will receive substantial benefits from the execution, delivery and performance of the Obligations under the Indenture and the other Note Documents and is, therefore, willing to enter into this Security Instrument.

E.            WHEREAS, as a condition to the financial accommodations provided to Issuer under the Indenture, Mortgagee has required Mortgagor to execute and deliver this Security Instrument.

F.            WHEREAS, this Security Instrument made and given by Mortgagor in favor of Mortgagee for the benefit of the Holders of the Notes to secure the payment and performance of all of the Obligations.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Mortgagor, intending to be legally bound, covenants and agrees as follows:

Article I

DEFINITIONS

Section 1.1     Definitions. Capitalized terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings ascribed to such terms in the Indenture. As used herein, the following terms shall have the following meanings:

(a)            “Holders of the Notes”: Means the “Holders” as that term is defined in the Indenture.

(b)            “Indebtedness”: Means all of the following:

(i)             the obligations of Mortgagor under the Subsidiary Guarantee;

(ii)            the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(iii)           the payment of all sums advanced and costs and expenses incurred by any one or more of Mortgagee and the Holders of the Notes in connection with the Indebtedness or any part thereof in accordance with the Indenture and the other Notes Documents, any renewal, extension, or change of or substitution for the Indebtedness or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Mortgagor, Mortgagee or the Holders of the Notes.

THIS SECURITY INSTRUMENT SHALL CONTINUE TO SECURE A GUARANTEE OF THE ENTIRE INDEBTEDNESS UP TO A MAXIMUM PRINCIPAL AMOUNT OF $300,000,000, UNTIL THE ENTIRE INDEBTEDNESS IS PAID IN FULL; provided, however, in no event shall this Security Instrument be deemed to secure any direct obligations of the Issuer pursuant to the Indenture or any notes issued in connection therewith, but shall secure the Indebtedness, being the guaranty obligations of Mortgagor pursuant to the Subsidiary Guarantee.

(c)            “Obligations”: Means the “Notes Obligations” as defined in the Indenture, Mortgagor’s obligations for the payment of the Indebtedness and the performance of the Other Obligations (defined herein).

(d)            “Other Obligations”: Means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor hereunder and under the other Note Documents.

(e)            “Property”: Means all of Mortgagor’s right, title and interest in, to and under (1) the real property more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (collectively, the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (collectively, the “Improvements”), (3) all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Land and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect (collectively, the “Leases”), (4) any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Lease (collectively, the “Rents”), (5) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities now owned or hereafter acquired by Mortgagor, whether or not situated in easements (the “Fixtures”), (6) all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land (collectively, the “Personalty”), (7) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing now owned or hereafter acquired, (8) any and all cash proceeds and noncash proceeds including all (i) proceeds of the conversion, voluntary or in-voluntary, of any of the Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to Mortgagee or to Mortgagor from time to time with respect to any of the Property, (iii) payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Property by any governmental authority (or any person acting on behalf of a governmental authority) and (iv) other amounts from time to time paid or payable under or in connection with any of the Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon (collectively, the “Proceeds”) and (9) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, studies and data relating specifically to the Property or the construction of any alteration relating to the Property (the “Records”). As used in this Security Instrument, the term “Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

(f)            “UCC”: Means the Uniform Commercial Code of the State of [●].

Article II

GRANT

Section 2.1            Grant of Security Title. Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND CONVEYS to Mortgagee and its successors and assigns, with power of sale, for the use, benefit and behoof of Mortgagee and its successors and assigns, the Property, and hereby grants to Mortgagee for its benefit and the benefit of the Holders of the Notes a security interest in and security title to all of the Property; TO HAVE AND TO HOLD the Property unto Mortgagee and its successors and assigns in fee simple forever, for the purpose of securing the due and punctual payment and performance in full of the Indebtedness.

Article III

WARRANTIES, REPRESENTATIONS AND COVENANTS

Section 3.1            Warranties, Representations and Covenants. Mortgagor warrants, represents and covenants to Mortgagee as follows:

(a)            Title to Property. Mortgagor owns the Property free and clear of any liens, claims or interests, except the Permitted Liens, and this Security Instrument. This Security Instrument creates a valid, enforceable first priority security interest in and security title to the Property.

(b)            Status. Mortgagor shall preserve and protect the first priority lien and security interest status of this Security Instrument and the other Note Documents. If any lien or security interest (other than the Permitted Liens or this Security Instrument) is asserted against the Property, Mortgagor shall promptly, and at its expense, subject to its rights to contest the same in accordance with the Indenture and/or the other Note Documents, (a) give Mortgagee a reasonably detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

(c)            Payment and Performance. Mortgagor shall pay or cause the Indebtedness to be paid when due under the Note Documents and shall perform or cause to be performed the Obligations in full when they are required to be performed.

(d)            Other Covenants. All of the covenants of Mortgagor in the Indenture are incorporated herein by this reference.

Section 3.2            Condemnation Awards.     Mortgagor authorizes Mortgagee to collect and receive all amounts described in clause (iii) of the definition of Proceeds and to give proper receipts and acquittances therefor, subject to and in accordance with the terms of the Indenture.

Article IV

DEFAULT; POWER OF SALE

Section 4.1            Remedies. Upon the occurrence and during the continuance of any Event of Default (as defined in the Indenture), Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)            Entry on Property. Enter the Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(b)            Operation of Property. Hold, lease, develop, manage, operate or otherwise use the Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7 hereof.

(c)            Power of Sale. Exercise the power of sale herein granted in compliance with applicable law.

(d)            Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Property as security for the payment and performance of the Indebtedness, the appointment of a receiver of the Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7 hereof.

(e)            Foreclosure. Institute proceedings for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner as Mortgagee shall elect in its sole and absolute discretion, Mortgagee being hereby expressly granted the power to foreclose this Security Instrument and sell the Property at public auction and convey the same to the purchaser.

(f)            Other. Exercise all other rights, remedies and recourses granted under the Note Documents or otherwise available at law or in equity.

Section 4.2            Separate Sales. The Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3            Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Note Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note Documents, or against the Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Note Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4            Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Note Documents or their status as a first priority lien and security interest in and to the Property. For payment of the Indebtedness, Mortgagee may resort to any other security therefor granted by Mortgagor, Issuer or any Subsidiary Guarantor in such order and manner as Mortgagee may elect.

Section 4.5            Waiver of Redemption, Notice and Marshaling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Note Documents, and (c) any right to a marshaling of assets or a sale in inverse order of alienation.

Section 4.6            Discontinuance of Proceeding. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Note Documents, the Property and otherwise as if such right, remedy or recourse had never been invoked, and the rights, remedies, recourses and powers of Mortgagee shall continue as if such right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Note Documents for such Event of Default.

Section 4.7            Application of Proceeds. Trustee or Mortgagee may only apply money they collect hereunder pursuant to Article V of the Indenture, in accordance with Section 5.06 of the Indenture.

Section 4.8            Occupancy after Sale. Any sale of the Property or any part thereof in accordance with Section 4.1(c) hereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at such sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.9            Additional Advances and Disbursements; Costs of Enforcement.

(a)            All sums advanced and reasonable expenses incurred at any time by Mortgagee under and in accordance with this Security Instrument shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate specified in the Indenture, and all such sums, together with interest thereon, shall be secured by this Security Instrument.

(b)            Mortgagor shall pay all reasonable expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Security Instrument and the other Note Documents, or the enforcement, compromise or settlement of the Indebtedness or the Obligations or any claim under this Security Instrument and the other Note Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise, in accordance with the terms of the Indenture.

Section 4.10         No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article IV, the assignment of the Rents and Leases under Article V, the security interests under Article VI, nor any other remedies afforded to Mortgagee under the Note Documents, at law or in equity, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Mortgagee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Article V

ASSIGNMENT OF LEASES AND RENTS

Section 5.1     Assignment. As additional security for the payment and performance in full of the Indebtedness, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee, all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. Mortgagor shall have and is hereby given a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Indebtedness and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Indebtedness or solvency of Mortgagor, the license herein granted shall automatically expire and terminate without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor) for so long as such Event of Default shall continue.

Section 5.2            Perfection upon Recordation. Mortgagor acknowledges that Mortgagor has taken all reasonable actions necessary to provide, and that upon recordation of this Security Instrument Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Security Instrument Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Security Instrument, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3            Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Security Instrument shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Security Instrument extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4            No Merger of Estates. So long as part of the Indebtedness secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

Article VI

SECURITY AGREEMENT

Section 6.1            Security Interest. This Security Instrument constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Leases, Rents, Fixtures, Personalty, Proceeds and Records. To this end, Mortgagor grants to Mortgagee a first priority security interest in and to all of Mortgagor’s right, title and interest in and to the Leases, Rents, Fixtures, Personalty, Proceeds and all other Property which is personal property to secure the payment and performance of the Indebtedness, and Mortgagor agrees that, upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Leases, Rents, Fixtures, Personalty, Proceeds and Records sent to Mortgagor at least ten (10) Business Days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2            Financing Statements. Mortgagor shall deliver to Mortgagee such financing statements and such further assurances as Mortgagor may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagor may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3            Fixture Filing. This Security Instrument shall also constitute a “fixture filing” for the purposes of the UCC against all of the Property which is or is to become fixtures, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor:

Mortgagor having the address described in the Preamble hereof.

Mortgagor is a [●] organized under the laws of the State of [●] whose Organization Number is [●], and whose Taxpayer Identification Number is [●].

Name and Address of the secured party: Mortgagee having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.

This Financing Statement covers the following types or items of property:

The Property described and defined in Section 1.1(c).
This instrument covers goods or items of personal property which are or are to become fixtures upon the Property.

Mortgagor is the record owner of the Land described on Exhibit A attached hereto.

In addition, Mortgagor authorizes (but does not obligate) Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to Mortgagee pursuant to this Security Instrument in the Property.

Article VII

MISCELLANEOUS

Section 7.1            Notices. Any notice required or permitted to be given under this Security Instrument shall be given in accordance with Section 1.16 of the Indenture.

Section 7.2            Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Holders of the Notes to any tax or changing the basis of taxation of mortgages, deeds to secure debt, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Security Instrument, the Indebtedness or Mortgagee and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the Indebtedness immediately due and payable or require Mortgagor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

Section 7.3            Deed and/or Intangibles Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any of the Holders of the Notes pursuant to the tax law of the state in which the Property is located in connection with and on account of the execution, delivery and recordation of this Security Instrument, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

Section 7.4            Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact with full power of substitution, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within thirty (30) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Security Instrument or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Property, Leases, Rents, Fixtures, Personalty, Proceeds and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, and (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Property, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee; provided, however: (1) Mortgagee shall under no circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 7.4.

Section 7.5            Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

Section 7.6            No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Note Documents shall not be deemed to be a waiver of same, and Mortgagee (as so required by applicable law) shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 7.7            Indenture. Except with respect to Section 7.9, if any conflict or inconsistency exists between this Security Instrument and the Indenture, the Indenture shall govern. With respect to the applicable law, Section 7.9 of this Security Instrument will govern, notwithstanding any inconsistent provisions of the Indenture.

Section 7.8            Release. Upon payment in full of the Indebtedness or upon a sale of the Property in accordance with the provisions of the Indenture, Mortgagee (as so required by applicable law), at Mortgagor’s expense, shall release the liens and security interests created by this Security Instrument.

Section 7.9            Applicable Law. The provisions of this Security Instrument regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Property is located. All other provisions of this Security Instrument shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

Section 7.10          Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 7.11          Entire Agreement. This Security Instrument and the other Note Documents constitute the entire agreement and understanding between Mortgagee and Mortgagor relating to the subject matter hereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, none of the Note Documents may be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties related to the subject matter hereof. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by Mortgagor therefrom, shall be effective unless in writing and signed by Mortgagee.

Section 7.12          Reduction of Secured Amount. In the event that the amount secured by this Security Instrument is less than the aggregate Indebtedness evidenced by the Indenture, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Issuer or any Guarantor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Security Instrument. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Property is located or as are unsecured.

Section 7.13          Collateral Agent. Mortgagee shall be entitled to all of the protections, immunities, rights and indemnities provided to it in the Indenture, all of which are hereby incorporated herein by reference, mutatis mutandis.

Section 7.14          Further Acts. Mortgagor shall, at the reasonable cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Security Instrument.

Section 7.15          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY INSTRUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.

Article VIII

[STATE-SPECIFIC PROVISIONS]23

•	ARIZONA STATE SPECIFIC PROVISIONS

Section 8.1            Conflicts. In the event of any inconsistencies between the terms and conditions of this Article VIII and the other terms and conditions of this Security Instrument, the terms and conditions of this Article VIII shall control and be binding.

Section 8.2            Arizona Law Provisions. For purposes of Arizona Revised Statutes (“A.R.S.”) §§ 33-801 through 33-821 (the “Security Instrument Act”), Beneficiary shall be the “Beneficiary” and Trustor shall be the “Trustor.” Beneficiary, Trustee and Trustor shall have all rights, benefits and remedies conferred or contemplated by the Security Instrument Act. Trustee accepts this Trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law.

2 Title to confirm whether these state specific provisions are applicable.

3 Any defined terms used in each state specific provision below be incorporated into the final version of the applicable mortgage.

Section 8.3            Variable Rate of Interest. This Security Instrument secures, among other indebtedness, variable interest rate indebtedness which interest rate varies in accordance with the Loan Agreement.

Section 8.4            Fixture Filing. This Security Instrument constitutes a security agreement and a financing statement (fixture filing) and it is hereby recited (to the extent required by A.R.S. §§ 47-9502(B) and (C) because any portion of the Property may constitute fixtures) that this Security Instrument is to be filed in the office where a mortgage on the “Trust Property” would be recorded. Trustor warrants, represents, covenants and agrees that it is the record owner of the Land.

Section 8.5            Judicial Foreclosure. Beneficiary may, at its option in its sole discretion, elect to foreclose this Security Instrument judicially as authorized by A.R.S. § 33-807, with Trustor being the mortgagor and Beneficiary being the mortgagee.

Section 8.6            Foreclosure by Power of Sale. Beneficiary may exercise its power of sale as provided by applicable Arizona statutes, including but not limited to A.R.S. §§ 33-807 and 33-808.

(a)            Beneficiary may cause the Property to be sold at the time and place of sale fixed by it in its notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Beneficiary may direct Trustee so to do at public auction to the highest bidder as provided by law.

(b)            Trustee’s deed or deeds conveying the property so sold shall be without any covenant or warranty, express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof.

(c)            Any person including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

(d)           Subject to A.R.S § 33-810(B), Trustee may postpone sale of all or any portion of the Property as permitted by law, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

(e)            A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein; and subsequent sales may be made hereunder until all obligations secured hereby have been satisfied, or the entire Property sold, without defect or irregularity.

(f)            At any sale pursuant to this Security Instrument (i) whether made under the power of sale herein contained, the Uniform Commercial Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee or Beneficiary to be physically present at, or to have constructive possession of the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if Trustee and/or Beneficiary had been actually present and delivered to purchaser at such sale, (ii) any prerequisites to the validity of such sale shall be conclusively presumed to have been performed, (iii) the receipt of Trustee or other party making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, and (iv) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor.

(g)           Beneficiary may resort for the payment of the Obligations to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. To the fullest extent permitted by law, Beneficiary may take action to recover the Obligations or any portion thereof, or to enforce any covenant hereof, without prejudice to the right of Beneficiary thereafter to foreclose this Security Instrument. The rights of Beneficiary under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary and Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity. When necessary to avoid any inconsistency or to ensure compliance with Arizona law, any procedures provided for herein for such remedies shall be modified by and replaced with the procedures or requirements of the laws of the State of Arizona.

(h)           To the maximum extent permitted by applicable law, (i) Trustor acknowledges that the sale price will be binding against Trustor in any proceeding seeking to determine or contest the fair market value of the Property, and (ii) Trustor specifically waives and relinquishes any right to have the fair market value of the Property determined by a judge, jury or arbitrator in any action (including any action seeking a deficiency judgment) based on this Security Instrument, including a hearing to determine fair market value pursuant to A.R.S. §§ 12-1566, 33-725, 33-727 and/or 33-814.

(i)            Without limiting any of Beneficiary’s rights or remedies set forth above, upon the occurrence of an Event of Default Beneficiary may pursue a deficiency to the maximum extent permitted by law.

(j)            Every power of attorney given in this Security Instrument is a power coupled with an interest. In no event shall Beneficiary or the Trustee be obligated to exercise any of the rights and powers for which Trustor has granted Beneficiary and/or the Trustee a power of attorney. For purposes of A.R.S. § 14-5501. E, Trustor acknowledges that each power of attorney given in this Security Instrument forms a part of this Security Instrument, that it is security for money and the performance of valuable acts, and that each of Beneficiary and/or the Trustee may exercise the power of attorney for its own benefit and need not exercise it for Trustor’s best interest. Every power of attorney shall be irrevocable and unaffected by the disability of the Trustor so long as any part of the Obligations remain unpaid or unperformed.

Section 8.7     Limitation on Interest. In the event and only in the event that the applicable law as to the enforcement of this Security Instrument is held to be the law of the State of Arizona, all loan origination, standby, commitment and other fees, including attorneys’ fees and any commissions or fees paid or to be paid to brokers, prepayment premiums, additional interest, charges, points, goods, things in action or any other sums or things of value, including any compensating balance requirements or other monetary obligations in connection with the Loan (collectively referred to as the “Additional Sums”) paid or payable by Trustor, whether pursuant to the Notes, this Security Instrument, or otherwise with respect to the Obligations that under the laws of the State of Arizona may be deemed to be interest, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged be payable by Trustor as, and shall be deemed to be, additional interest for such purposes only, and Trustor agrees that the contracted for rate of interest shall be the sum of the interest rate or applicable default rate set forth in the Notes plus the interest rate resulting from the Additional Sums being considered interest.

Section 8.8     Reconveyance from Security Instrument. If all of the Obligations are paid and performed, the Property shall be reconveyed by Beneficiary in accordance with A.R.S. § 33-707, and all rights under this Security Instrument shall terminate. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

•	CALIFORNIA STATE SPECIFIC PROVISIONS

Section 8.1     Conflicts. In the event of any inconsistencies between the terms and conditions of this Article VIII and the other terms and conditions of this Security Instrument, the terms and conditions of this Article VIII shall control and be binding.

Section 8.2     No “Mortgagee-In-Possession” Status. Neither the assignment of Leases and Rents contained in this Security Instrument, nor the exercise by Beneficiary of any of its rights or remedies under this Security Instrument shall be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property, unless Beneficiary, in person or by agent, assumes actual possession thereof; nor shall appointment of a receiver for the Property by any court at the request of Beneficiary or by agreement with grantor, or the entering into possession of the Property by such receiver, be deemed to make Beneficiary a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property.

Section 8.3     California Mortgage Foreclosure Law. To the fullest extent permitted by law, Trustor hereby irrevocably and unconditionally waives and releases: (i) all benefit that might accrue to Trustor by virtue of any present or future statute of limitations or law or judicial decision exempting the Property from attachment, levy, or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) other than as required by the Note Documents, all notices of any Event of Default or of Trustee’s election to exercise or its actual exercise of any right, remedy, or recourse provided for under the Note Documents; (iii) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433; and (iv) all benefits of California Code of Civil Procedure Section 431.70 and any right that Trustor may have to offset any portion of the Obligations by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Trustor may have against Beneficiary.

•	FLORIDA STATE SPECIFIC PROVISIONS

Section 8.1     State Specific Provisions. In the event of any inconsistencies between this Article VIII and any of the other terms and provisions of this Security Instrument, the terms and provisions of this Article VIII shall control and be binding.

Section 8.2     Lien. The words “lien of this Security Instrument”, “lien hereof” or words of similar import shall mean the lien, security title and security interest granted in this Security Instrument.

Section 8.3     Mortgagee’s Attorneys’ Fees. Whenever the provisions of this Security Instrument or any other Note Document provide for Mortgagor to pay Mortgagee’s attorneys’ fees and expenses, such obligation shall be construed to mean the fees and expenses of Mortgagee’s outside counsel actually incurred by Mortgagee at standard hourly rates.

Section 8.4     Multiple Mortgages. Mortgagee hereby acknowledges that this Security Instrument is being executed concurrently with other deeds to secure debt, mortgages and deeds of trust which also secure the Obligations by encumbering separate real property located both within the State of Florida and outside the State of Florida. Mortgagor hereby agrees that this Security Instrument and the other instruments (collectively, the “Instruments”) may be foreclosed in any order and that to the extent permitted by applicable law, Mortgagee shall be under no obligation to confirm any sale under any one of the Instruments before proceeding with foreclosure or the exercise of other remedies under any other Instruments.

Section 8.5     Assignment of Rents. The assignment of Rents contained in this Security Instrument is intended to and does constitute an assignment of rents as security for the repayment of indebtedness as contemplated in Florida Statutes Section 697.07. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled to the remedies provided in said Section 697.07.

Section 8.6     Future Advances Secured. This Security Instrument shall secure not only Indebtedness, but also such future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Security Instrument, but such secured indebtedness shall not exceed at any time the maximum principal amount of $[●], plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance, on the Property, with interest on such disbursements. Any such future advances, whether obligatory or to be made at the option of Mortgagee, or otherwise, may be made either prior to or after the due date of the Obligations or any other sums secured by this Security Instrument.

•	GEORGIA STATE SPECIFIC PROVISIONS

Section 8.1     SECURITY DEED. This Security Instrument is intended (a) to operate and is to be construed as a deed passing the title to the Property to Grantee and is made under the provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and (b) to constitute a security agreement pursuant to the Uniform Commercial Code as enacted in the State of Georgia. Should the Obligations secured hereby be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Security Instrument shall be cancelled and surrendered, at the sole cost and expense of Grantor.

Section 8.2     POWER OF SALE. (i) To sell the Property, or any part thereof or parcel thereof or any interest of Grantor therein separately, at one or more public sales before the door of the courthouse of the county in which the real property described on Exhibit A attached hereto or any part thereof is situated, to the highest bidder for cash, in order to pay the Obligations, and all expenses of sale and of all proceedings in connection therewith, including attorneys’ fees, after (A) advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county, and (B) providing Grantor written notice of the initiation of proceedings to exercise the power of sale no later than thirty (30) days before the date of the proposed sale, in accordance with O.C.G.A. § 44-14-162.2. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property, with full warranties of title (or without warranties if Grantee shall so elect), and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales; and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by bankruptcy, insolvency, incompetency, death, dissolution or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Obligations. In the event of any sale under this Security Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its sole discretion may elect. One or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the Obligations are paid in full. In disposing of Property hereunder, Grantee may disclaim all warranties of title, possession, quiet enjoyment and the like.

Section 8.3     PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article VIII and the terms and conditions of this Security Instrument, the terms and conditions of this Article VIII shall control and be binding.

Section 8.4     LIEN; SECURITY TITLE. The words “lien,” “lien of this Security Instrument,” “lien hereof,” or words of similar import shall mean the lien, security title and security interest granted in this Security Instrument.

Section 8.5     WAIVER. BY EXECUTION OF THIS SECURITY INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES GRANTEE’S RIGHT TO EXERCISE ALL RIGHTS UNDER THE SECURED TRANSACTION PROVISIONS OF THE UCC, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (B) WAIVES ANY AND ALL RIGHTS GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES (INCLUDING, WITHOUT LIMITATION, THE STATE OF GEORGIA), OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) WAIVES GRANTOR’S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE UNDER POWER DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY INSTRUMENT ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT PRIOR NOTICE OR JUDICIAL HEARING OR BOTH; (D) WAIVES ALL HOMESTEAD EXEMPTION RIGHTS, IF ANY, PURSUANT TO THE CONSTITUTION OF THE UNITED STATES, THE STATE OF GEORGIA OR ANY OTHER STATE OF THE UNITED STATES, AGAINST THE COLLECTION OF THE INDEBTEDNESS, OR ANY PART THEREOF (E) ACKNOWLEDGES THAT AN OFFICER OF OR LEGAL COUNSEL TO THE GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (F) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF SUCH GRANTOR HAVE BEEN MADE KNOWINGLY, INTELLIGENTLY, INTENTIONALLY AND VOLUNTARILY BY SUCH GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

Section 8.6     ADDITIONAL WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR DOES HEREBY EXPRESSLY WAIVE ANY AND ALL BENEFITS GRANTOR MAY HAVE UNDER O.C.G.A. § 44-14-85 TO CLAIM OR ASSERT THAT THE INDEBTEDNESS SECURED HEREBY HAS BEEN REINSTATED IN ACCORDANCE WITH ITS TERMS FOLLOWING THE WITHDRAWAL OF ANY FORECLOSURE PROCEEDING BY GRANTEE, AND ACKNOWLEDGES AND AGREES THAT REINSTATEMENT SHALL OCCUR ONLY UPON WRITTEN AGREEMENT OF GRANTEE.

Section 8.7     NON RESIDENTIAL STATUS OF PREMISES. Grantor represents and warrants to Grantee that neither all of the Property nor any part thereof is to be used as a dwelling place by Grantor at the time this Security Instrument is entered into.

Section 8.8     COMMERCIAL TRANSACTION. The interest of Grantee under this Security Instrument and the liability and obligation of Grantor for the payment of the Obligations secured hereby arise from a “commercial transaction” within the meaning of O.C.G.A. § 44-14-260(1). Accordingly, pursuant to O.C.G.A. § 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee of any interest in person property of Grantor which constitutes part of the Property, whether such seizure is by writ of possession or otherwise.

Section 8.9     GRANTEE’S ATTORNEYS’ FEES. Whenever the provisions of this Security Instrument or any other loan document in connection therewith provide for Grantor or any Guarantor to pay Grantee’s attorneys’ fees and expenses, such obligation shall be construed to mean the fees and expenses of Grantee’s outside counsel actually incurred by Grantee at standard hourly rates, rather than a percentage of principal and interest as provided in O.C.G.A. § 13-1-11(a)(2).

Section 8.10  FIXTURE FILING. This Security Instrument shall constitute a “fixture filing” for the purposes of the UCC upon all of the Property which is or is to become “fixtures” (as that term is defined in O.C.G.A. § 11-9-102). Grantor shall be deemed to be the “Debtor” and Grantee shall be deemed to be the “Secured Party” for all purposes under the UCC. The full name of the Grantor and Grantor’s type of organization and mailing address are set forth in the first paragraph of this Security Instrument. The full name of the Grantee and Grantee’s type of organization and mailing address are set forth in the first paragraph of this Security Instrument. The foregoing address of Grantor constitutes the mailing address of the debtor, and the foregoing address of Grantee constitutes an address of the secured party from which information concerning the security interest may be obtained, as required by O.C.G.A. § 11-9-402. A description of the land which relates to the fixtures is set forth on Exhibit A attached hereto.

Section 8.11  MULTIPLE DEEDS TO SECURE DEBT. Grantor hereby acknowledges that this Security Instrument is being executed concurrently with other deeds to secure debt, mortgages and deeds of trust which also secure the Obligations. Grantor hereby agrees that this Security Instrument and the other instruments (collectively, the “Instruments”) may be foreclosed in any order and that Grantee shall be under no obligation to confirm any sale under any one of the Instruments before proceeding with foreclosure or the exercise of other remedies under any other Instruments.

Section 8.12  PERPETUAL OR INDEFINITE LIEN. Pursuant to the provisions of O.C.G.A. §44-14-80, Grantor and Grantee, by this affirmative statement, hereby declare and agree that this Security Instrument shall establish a perpetual or indefinite security interest in the Property.

•	IDAHO STATE SPECIFIC PROVISIONS[4]

•	TEXAS STATE SPECIFIC PROVISIONS

Section 8.1     Conflicts. In the event of any inconsistencies between the terms and conditions of this Article VIII and the other terms and conditions of this Security Instrument, the terms and conditions of this Article VIII shall control and be binding.

4 Title to provide applicable state specific provisions or precedent.

Section 8.2     Foreclosure under Power of Sale. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i)       Notice. Notice of sale of the Property by Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale. If the Property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the Property to be sold is situated. In addition, at least twenty-one (21) days preceding the date of sale, Trustee shall serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Obligations according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service.

(ii)      Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. All sales shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale) of the specified county, between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month (or first Wednesday, if the first Tuesday is January 1 or July 4), after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the Property to be sold. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. Trustee or Trustee’s successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting and filing of notices, but excluding the conduct of sale.

(iii)    Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Obligations are paid and otherwise satisfied in full.

(iv)    Sale of Personal Property. Trustee may, after any request or direction by Beneficiary, sell not only the Property constituting real property, but also the Collateral and other Property that is subject to the UCC, along with the real property, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit any of the Property at any sale. Any sale of personal property made hereunder shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with, or as part of, and upon the same notice as required for the sale of real property under the power of sale granted herein.

(v)     Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title binding on Grantor. In any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the indebtedness secured hereby, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts.

(vi)    Foreclosure of All Property. The Property may be sold in one or more public sales pursuant to Texas Property Code Section 51.002 and under either UCC Section 9.604(a) or UCC Section 9.610. Beneficiary shall be entitled to foreclose its security interests against the portion of the Property subject to the UCC in accordance with UCC Section 9.610 or any other rights and remedies Beneficiary may have as a secured party under the UCC, provided, however, that unless Beneficiary notifies Grantor to the contrary, Grantor agrees that Beneficiary and Trustee shall proceed under UCC Section 9.604(a) (relating to a security agreement covering both real and personal property), and title to all of the Property shall be conveyed to the purchaser at such public sale. Notice of sale of the Property provided pursuant to Texas Property Code Section 51.002 is and shall constitute commercially reasonable notice of the sale of the Property.

(vii)   Possession after Sale. If the Property is sold at foreclosure, Grantor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser’s written demand. If possession is not surrendered upon the purchaser’s written demand, Grantor shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

Section 8.3     Texas Assignment of Rents Act. Beneficiary is entitled to all rights, benefits and privileges provided for under the Texas Assignment of Rents Act. In the event of a conflict between this Security Instrument and the Texas Assignment of Rents Act, the terms of this Security Instrument will govern to the extent the statutory requirement is less favorable to Beneficiary and can be waived or modified, and otherwise the terms of the Texas Assignment of Rents Act will govern.

Section 8.4     Waiver of Deficiency Statute. If an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Beneficiary may seek a deficiency judgment from Grantor and any other party obligated on the Obligations equal to the difference between the amount owing and the amount for which the Property was sold pursuant to judicial or non-judicial foreclosure sale. Grantor expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrefutable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought. Alternatively, in the event the waiver provided for in the preceding subsection is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Property shall be valued in an “as-is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

(a)            TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. (i) GRANTOR IS REQUIRED TO (A) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED BY BENEFICIARY; (B) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (C) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (ii) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (iii) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (i) OR (ii), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

Section 8.5     Duties of Trustee. No Trustee under this Security Instrument shall have any duties beyond those permitted by Section 51.0074 of the Texas Property Code (as amended from time to time).

Section 8.6     Entire Agreement. THIS SECURITY INSTRUMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

•	UTAH STATE SPECIFIC PROVISIONS[5]

•	VIRGINIA STATE SPECIFIC PROVISIONS

Section 8.1     Conflicting Provisions. To the extent of any conflict between the provisions of this Article VIII and any other provisions of this Security Instrument, the provisions of this Article VIII shall control.

5 Title to provide applicable state specific provisions or precedent.

Section 8.2     Additional Rights and Remedies. In addition to all of the other rights and remedies granted to Beneficiary or Trustee in the Note Documents, including, without limitation, those set forth in this Security Instrument; Trustor hereby authorizes and empowers, during the existence of an Event of Default, Trustee, or its successor or substitute, and it shall be its duty at the request of Beneficiary to take possession of and/or to sell (or in the case of any default of any purchaser, to resell) the Property or any part thereof, all in accordance with applicable laws. Prior to any sale of the Property by Trustee, Trustee shall notify Trustor in accordance with all applicable laws. In the event of a postponement of any sale of the Property, which may be done in the sole discretion of Trustee, no new or additional notice need be given by Trustee to Trustor for the next scheduled sale of the Property, except as otherwise required by applicable law. To the extent permitted by applicable law, any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request at such time and place, and after such public advertisement as required by applicable laws and rules, without regard to any right of Trustor or any other person to the marshalling of assets; provided, however, that advertising by Trustee of a notice of sale once a week for two weeks shall be sufficient. Except as may be required by Section 58.1-3340 of the Virginia Code, no purchaser of the Property shall be required to see to the proper application of the purchase money. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. To the extent permitted by applicable law, the sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Secured Obligations, this Security Instrument and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Beneficiary, sell not only the Property but also the personal property and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the personal property. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers by trustee’s deed in customary form, subject to the permitted encumbrances (and to such leases and other matters, if any, as Trustee may elect upon request of Beneficiary), and shall receive the proceeds of said sale or sales and apply the same in accordance with Section 55.1- 324.A.3 of the Virginia Code. Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and except as may be required by Section 58.1-3340 of the Virginia Code, such purchaser shall not be responsible for the application thereof. To the extent permitted by applicable law, the power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or its substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Property has been duly sold and all secured indebtedness has been fully paid. To the extent permitted by applicable law, in the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Obligations or as to the occurrence of any default, or as to Beneficiary’s having declared all of said Secured Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, its successor or substitute. If Trustee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale. Trustee shall apply the proceeds of any sale hereunder in accordance with the applicable laws of the Commonwealth of Virginia.

NOTICE – DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

Section 8.3     Statutory Conditions. This Security Instrument is made under and pursuant to the provisions of Sections 55.1-317, 55.1-320, 55.1-321 through 55.1-324 and 55.1-325 of the Virginia Code, and shall be construed to impose and confer upon the parties hereto and Beneficiary all the rights, duties, and obligations prescribed by said Sections 55.1-317, 55.1-320, 55.1-321 through 55.1-324 and 55.1-325 of the Virginia Code, except as herein otherwise restricted, expanded or changed, including without limitation the following rights, duties and obligations described in short form:

(a)            All exemptions are hereby waived.

(b)            Subject to call upon an Event of Default.

(c)            Renewal, extension, or reinstatement permitted.

(d)            Substitution of trustees collectively or of any of them individually by Beneficiary is permitted for any reason whatsoever, and any number of times without exhaustion of the right to do so.

(e)            Advertisement required, once a week for two successive weeks, or once a day for three days, which may be consecutive days, in any newspaper of general circulation in the County or City in which the Property is situated.

(f)            Any Trustee may act.

Section 8.4     Execution under Seal. Trustor agrees that this Security Instrument is executed under seal. The designation “(SEAL)” on this Security Instrument shall be as effective as the affixing of a seal physically to this Security Instrument.

•	VERMONT STATE SPECIFIC PROVISIONS[6]

6 Title to provide applicable state specific provisions or precedent.

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been EXECUTED AND DELIVERED by Mortgagor effective as of the date first above written, caused this instrument to be duly by authority duly given.

Signed, sealed and delivered	[●], [●]
in the presence of:
By:

Unofficial Witness	Name:
Title:

Notary Public

My Commission Expires:

[NOTARY SEAL]

EXHIBIT A

LEGAL DESCRIPTION

[●]